UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2011

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 5, 2011, there were 67,039,507 common shares entitled to be voted; 59,671,679 shares were voted in person or by proxy.  The stockholders voted on the following matters at the Annual Meeting:

1.	Election of seven director nominees to hold office for a one-year term;

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011;

3.	On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement;

6.	On an advisory basis, the frequency of the advisory vote on executive compensation.

The results of the shareholder votes are set forth below:

Board of Directors

	Affirmative	Withheld
William C. Bayless, Jr.	57,403,067	89,887
R.D. Burck	57,401,219	91,735
G. Steven Dawson	57,017,036	475,918
Cydney C. Donnell	57,407,047	85,907
Edward Lowenthal	55,794,892	1,698,062
Joseph M. Macchione	56,763,974	728,980
Winston W. Walker	57,021,658	471,296

There were 2,178,725 broker non-votes with respect to the election of directors.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
58,172,868	1,493,879	4,932

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
55,117,340	2,361,952	13,662	2,178,725

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
44,455,034	275,600	12,752,905	9,415	2,178,725

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer